THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT (OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT) AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.


                             CASCADE MICROTECH, INC.
                               Series C Preferred
                             Stock Purchase Warrant
                           Expiring December 31, 2002


                                                  No. W-1     Beaverton, Oregon
                   Private Placement Number: 14732 # 11 0     December 16, 1999


                  Cascade Microtech, Inc. (the "COMPANY"), an Oregon corporation, for value received, hereby certifies that Teachers Insurance and Annuity Association of America, or registered assigns, is entitled to purchase from the Company 250,000 duly authorized, validly issued, fully paid and nonassessable shares of Series C Preferred Stock, par value $.01 per share, of the Company (the "WARRANT SHARES") at an exercise price per share as determined below (the "EXERCISE PRICE"), at any time or from time to time prior to 5:00 P.M., New York City time, on December 31, 2002, all subject to the terms, conditions and adjustments set forth below in this Warrant.

                  Section 1. EXERCISE OF WARRANTS. (a) Upon the terms and subject to the conditions set forth in this Warrant, the holder of the Warrant (the "HOLDER") shall have the right, which may be exercised until 5:00 p.m., New York City time, on December 31, 2002 (the "EXPIRATION TIME"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive upon exercise of this Warrant and payment of the Exercise Price then in effect for such Warrant Shares.

                  The "EXERCISE PRICE" at any date of determination shall, except as provided herein, be based on the total revenues of the Company from the sale of products sold by the Company's Pyramid Probe Division (excluding contract research revenues) as reflected in the general ledger of the Company for the calendar year ending December 31, 2000, with such Exercise Price determined in accordance with the following schedule:

                           (i) If revenues are greater than or equal to
                  $11,000,000, then the Exercise Price shall be $18.00 per share.

                           (ii) If revenues are less than $11,000,000 and
                  greater than $4,700,000, then the Exercise Price is equal to the sum of (x) $6.00, plus (y) .000001904 times the excess of such revenue over $4,700,000 per share.

                           (iii) If revenues are less than or equal to
                  $4,700,000, then the Exercise Price shall be $6.00 per share.

                  The above determination shall be concluded by the Company not later than 90 days after the calendar year ending December 31, 2000, PROVIDED, however, that the initial Holder shall have the right to inspect the records and books of the Company in connection with such determination made by the Company. In the event that the initial Holder disputes the good faith determination by the Company, then such determination shall be made by a nationally recognized independent accounting firm selected unanimously by the Board of Directors of the Company in good faith. In the event that the accounting firm's determination is 105% or more than the determination of the Company, then all costs of such independent determination shall be borne by the Company. Otherwise, all costs of the independent determination shall be borne by the initial Holder.

                  As agreed to by the Company and the initial Holder, the Exercise Price for any exercise of the Warrant prior to final determination of the revenue of the Pyramid Probe Division for the calendar year 2000, is $10 per share, without further adjustment, except as provided in Section 5 hereof, and regardless of the revenue of the Pyramid Probe Division for the calendar year 2000.

                  (b) Warrants may be exercised upon surrender of this Warrant to the Company at its principal office during normal business hours on any business day, with the form of election to purchase attached hereto duly filled in and signed and upon payment to the Company of the Exercise Price for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made by wire transfer or certified or official bank check to the order of the Company.

                  (c) Each exercise of the Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which the Warrant shall have been surrendered to the Company as provided in Section 1(b), and at such time the person or persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) shall be deemed to have become the holder or holders of record thereof.

                  (d) Subject to the provisions of Section 2 hereof, upon such surrender of Warrants and payment of the aggregate Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the market price per Warrant Share on the business day next preceding the date of such exercise, and (ii) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares to the number of such shares called for on the face of the Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1(b); PROVIDED that if any consolidation, merger, transfer or lease of assets is proposed to be effected by the Company as described in Section 5 hereof, or a tender offer or an exchange offer for Warrant Shares shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence and/or any other consideration to be issued to such Holder pursuant to Section 5 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                  (e) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part, and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable upon such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of
Section 1(d).

                  Section 2. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for Warrant Shares in a name other than that of the registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Section 3. MUTILATED OR MISSING WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of, and (a) in the case of loss, theft or destruction, reasonable indemnity (which in the case of the initial Holder or another institutional Holder, may be such person's own unsecured agreement of indemnity), and (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver in lieu of this Warrant a new Warrant of the same series and of like tenor of this Warrant.

                  Section 4. RESERVATION OF WARRANT SHARES AND CONVERSION SHARES. (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series C Preferred Stock or its authorized and issued Series C Preferred Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Series C Preferred Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall be duly authorized and will, upon payment of the Exercise Price therefor and the issuance thereof, be validly issued, fully paid, nonassessable with no liability on the part of the Holders thereof, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

                  (b) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon conversion of Series C Preferred Stock issued or issuable upon exercise of Warrants, the maximum number of shares of Common Stock (the "CONVERSION SHARES") which may then be deliverable upon the conversion of all Series C Preferred Stock issuable upon exercise of all outstanding Warrants. The Company covenants that all Conversion Shares which may be issued thereby, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

                  Section 5. REORGANIZATION OF THE COMPANY. (a) CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale or lease of all or substantially all of the Company's assets or recapitalization of the Series C Preferred Stock) in which the previously outstanding Series C Preferred Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "TRANSACTION") then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 5, the Holder, upon the exercise of the Warrant, shall be entitled to receive, in lieu of the Series C Preferred Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equival ent as possible to the adjustments provided for under the terms of the Series C Preferred Stock.

                  (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, which counsel shall be reasonably satisfactory to the Holder, stating that the Warrant shall thereafter continue in full force and effect and the terms hereof shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Warrants or the exercise of any rights pursuant hereto.

                  (c) Upon any liquidation, dissolution or winding up of the Company, the Holder shall receive such cash or property (less the Exercise Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrant been exercised in full and the shares of Series C Preferred Stock in respect of such exercise issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

                  Section 6. CHANGES AFFECTING THE SERIES C PREFERRED STOCK. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall pay any dividend or make any other distribution on the Series C Preferred Stock payable in shares of Series C Preferred Stock or shall split, subdivide or combine the Series C Preferred Stock into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a stock dividend, split or subdivision or proportionately increased in the case of a combination and the number of the securities as to which purchase rights under this Warrant exist shall be increased or decreased proportionately in accordance with such stock dividend, split, subdivision or combination.

                  Section 7. NOTICES OF CORPORATE ACTION.  In the event of

                  (a) any taking by the Company of a record of the holders of its Series C Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any right,

                  (b) any subdivision of outstanding shares of Series C Preferred Stock into a larger number of shares of Series C Preferred Stock, or any combination of such shares into smaller number of shares of Series C Preferred Stock,

                  (c) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person, or

                  (d) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each Holder a notice specifying (I) the date or expected date on which any such record is to be taken for the purpose of such right, and (II) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Series C Preferred Stock shall be entitled to exchange their Warrant Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 business days prior to the date specified in subdivisions (i) and (ii) above.

                  Section 8. OWNERSHIP, TRANSFER AND SUBSTITUTION OF THE WARRANT. OWNERSHIP OF WARRANT. (a) The Company or such designee as the Company shall indicate to the initial Holder by prompt written notice, shall have an option to repurchase the Warrant if the initial Holder proposes to sell, assign, pledge, encumber, transfer or otherwise dispose of for value the Warrant to any party that (I) is in the business of manufacturing, distributing or selling any product or service which competes with any product or service of the Company,
(II) is in the business of manufacturing, distributing or selling any semiconductor test or measurement product or service to any party that manufactures semiconductors or integrated circuits, whether or not such semiconductor test or measurement product or service competes with any products or services of the Company, (III) is in the business of manufacturing, distributing or selling semiconductors or integrated circuits, or (IV) is an affiliate of any of the foregoing unless the affiliate is a "qualified institutional buyer" as that term is defined in Rule 144A(a)(1) of the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (b) The Company may treat the person in whose name the Warrant, or any Warrant or Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

                  Section 9. TRANSFER AND EXCHANGE OF THE WARRANT. Upon the surrender of the Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  Section 10. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrant are not and shall not be adequate and hereby agrees, to the fullest extent permitted by law, (A) such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, and (B) to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  Section 11. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in the Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  Section 12. NOTICES. All notices and other communications under the Warrant, except notices of the exercise of any Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

                  (a)      if to the initial Holder, at:

                           Teachers Insurance and Annuity Association of America 730 Third Avenue
                           New York, New York 10017
                           Attention: Robert Belke
                                      Private Direct Equity Team

                                    or

                  (b)      if to the Company, to it at:

                           Ater Wynne L.L.P.
                           222 S.W. Columbia, Suite 1800

                           Portland, OR  97201
                           Attn:  Jack W. Schifferdecker, Jr., Esq.

                                    or

                  (c) if to any other Holder, as such Holder may have specified in writing to the Company.

                  Section 13. GOVERNING LAW. (a) This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  (b) Notwithstanding the other provisions of this Warrant, this Warrant is subject to the limitations (including, without limitation, any restrictions on transfer) and rights applicable thereto specified in the Investors' Rights Agreement.

                  Section 14. MISCELLANEOUS. The Warrant and any term hereof may be changed, waived, discharged or terminated (other than the expiration of this Warrant pursuant to its terms) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Warrant other than those applicable solely to the Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any Warrant Shares issued upon the exercise of the Warrant, whether so expressed or not. The section headings in the Warrant are for purposes of convenience only and shall not constitute a part hereof.

                  IN WITNESS WHEREOF, Cascade Microtech, Inc. has caused this Warrant to be duly executed, as of December 16, 1999.


                                                     CASCADE MICROTECH, INC.


                                         By: /s/ Craig M. Swanson
                                            ------------------------------------
                                            Name: Craig M. Swanson
                                            Title: Vice President - Finance and
                                                   Chief Financial Officer

                          FORM OF ELECTION TO PURCHASE

(To be Executed Upon Exercise of Warrant)

To:____________________

           The undersigned hereby irrevocably elects to exercise Warrants for, and purchases thereunder, ____* shares of Series C Preferred Stock of Cascade Microtech, Inc. and has tendered tenders payment for such shares to the order of Cascade Microtech, Inc. in the amount of $______ per share of Series C Preferred Stock in accordance with the terms hereof.

           The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is _____________________, and that such shares be delivered to __________________, whose address is ____________________.

           If said numbers of shares is less than all of the shares of Series C Preferred Stock purchasable under the Warrant, the undersigned requests that a new Warrant representing the remaining balance of such Warrants be registered in the name of _______________, whose address is _____________________, and that such shares be delivered to __________________, whose address is
____________________.


Dated:_______________________

                                    Your Signature:      [HOLDER]**
                                                         [Address]


--------

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised). In the case of a partial exercise, a new Warrant or Warrants shall be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the same.
** Signature must conform in all respects to name of holder as specified on the face of the Warrant.


                                                 By:_________________________
                                                    Name:
                                                    Title:

                               FORM OF ASSIGNMENT


                 (To be executed only upon transfer of Warrant)

           For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Warrant to purchase ______ shares of Series C Preferred Stock of Cascade Microtech, Inc. to which such Warrant relates, and appoints ___________ Attorney to make such transfer on the books of Cascade Microtech, Inc. maintained for such purpose, with full power of substitu tion in the premises.


Dated: ______________


                                           [HOLDER]*
                                           [Address]


                                           By__________________________
                                               Name:
                                               Title:


Signed in the presence of:


------------------------------



------------------------------
* Signature must conform in all respects to name of holder as specified on the face of the Warrant.